Exhibit 99.1

Telik and MabVax Therapeutics Announce Definitive Merger Agreement

Palo Alto, CA, May 12, 2014—Telik, Inc. (Nasdaq: TELK), a clinical stage oncology drug development company, and MabVax Therapeutics, Inc., a privately held cancer immunotherapy company, have entered into a definitive merger agreement. Upon closing of the transaction, MabVax and Telik will be combined into a publicly traded company focused on the development of proprietary immunotherapy-based products to diagnose and treat cancer. Under the terms of the merger agreement, MabVax will merge with a wholly-owned subsidiary of Telik in an all-stock transaction. The boards of directors of both companies have approved the merger and the stockholders of MabVax have also approved the merger. The merger is subject to the approval of the Telik stockholders as well as other customary conditions. Upon the closing of the transaction, Telik will be re-named MabVax Therapeutics Holdings, Inc. and will operate under the leadership of the MabVax management team with J. David Hansen, President and CEO of MabVax, serving as the President, CEO, and Chairman of the Board. Michael M. Wick, M.D., Ph.D., who currently serves as President and CEO of Telik, will remain on the board.

On a pro forma basis calculated at the close of the merger and assuming that Telik maintains its listing on The NASDAQ Capital Market through the closing of the transaction, the Telik stockholders, warrantholders and optionholders prior to the close will own 15% of the combined company and MabVax stockholders, warrantholders and optionholders will own 85%. Simultaneous with execution of the merger agreement, certain accredited investors have agreed to invest $2.5 million in Telik in support of the merger. Telik expects to file a proxy statement in May for a stockholder vote on approval of the merger, certain aspects of the investment, and related matters at a meeting expected to be held in June.

David Hansen, President and CEO of MabVax, said, “Through this transaction we hope to expand our current clinical platform as we pursue our lead monoclonal antibody product, 5B1, and clinical stage cancer vaccine programs. We hope to see several of our programs achieve significant milestones in the next 24 to 30 months. Through this transaction, our combined company will have an expanded pipeline, including a Phase 3-ready drug with FDA orphan designation available for licensing, as well as access to public markets and added financial resources.”

MabVax previously announced a contract with the National Institutes of Health (“NIH”) for development of a pancreatic cancer-imaging agent based on its lead antibody development candidate 5B1, and the company recently signed a manufacturing contract with Gallus Biopharmaceuticals to provide clinical trial supplies for its Phase 1 clinical program involving 5B1. This Phase 1 program is scheduled to start in 2015. The company’s more mature cancer vaccines targeting recurrent sarcoma and ovarian cancer are currently in proof of concept Phase 2 multi-center clinical trials. The ovarian cancer vaccine trial is fully funded by the National Institutes of Health, and both studies are fully enrolled with overall survival results expected in 2016. The company is also preparing to enter a Phase 2 clinical trial in neuroblastoma, a childhood cancer. Neuroblastoma is the second leading cause of cancer deaths in children and is eligible for orphan disease designation.

About Telik, Inc.

Telik, Inc. of Palo Alto, CA is a clinical stage drug development company focused on discovering and developing small molecule drugs to treat cancer. The company’s most advanced drug candidate is Telintra®, a modified glutathione analog intended for the treatment of hematologic disorders including myelodysplastic syndrome. Telik’s product candidates were discovered using its proprietary drug discovery technology, TRAP®, which enables the rapid and efficient discovery of small molecule drug candidates. Additional information is available at www.telik.com.

About MabVax Therapeutics, Inc.

MabVax Therapeutics, Inc. is a clinical stage biotechnology company focused on the development of vaccine and antibody-based therapies to address unmet medical needs in the treatment of cancer. MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers. Its therapeutic vaccines were developed at Memorial Sloan-Kettering Cancer Center and are exclusively licensed to MabVax. Additional information is available at www.mabvax.com.

Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the expected timing and consummation of the merger transaction between Telik and MabVax, approval of the transactions by Telik’s stockholders, the ability of the parties to satisfy other closing conditions, MabVax’s expectations regarding the timing and availability of results from its clinical trials, the timing of commencement of manufacturing MabVax’s clinical trial supplies and additional clinical trials, and the safety and effectiveness of each company’s drug, vaccine, and antibody-based therapies. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of Telik and MabVax and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to Telik may be found in Telik’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2013. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between MabVax and Telik, Telik will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement which will be distributed to Telik stockholders. INVESTORS AND SECURITY HOLDERS OF TELIK ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Telik through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Telik will also be available free of charge on Telik’s website at www.telik.com or by contacting Telik’s Investor Relations Department through the links provided on Telik’s website. Information about the directors and executive officers of Telik is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 10, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Telik, the Telik logo, TELINTRA and TRAP are trademarks or registered trademarks of Telik, Inc. MabVax is a trademark or registered trademark of MabVax Therapeutics, Inc.

Contact:

Denise San Bartolome

Corporate Communications

Telik, Inc.

2100 Geng Road, Suite 102

Palo Alto, CA 94303

650 845 7712

denisesb@telik.com